Exhibit 23.6


                              ACCOUNTANTS' CONSENT


         We consent to the incorporation by reference of our report dated April 30, 1997 on the consolidated financial statements of Atgen-Holdings, Inc. and Subsidiaries into the Registration Statement on Form S-3 of MeriStar Hospitality Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.


New York, New York                                   /s/ Pannell Kerr Forster PC
October 27, 1998

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